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                                                                   EXHIBIT 10.13

                                FOURTH AMENDMENT
                                       TO
                                 ALLERGAN, INC.
                      SUPPLEMENTAL RETIREMENT INCOME PLAN
                                (RESTATED 1996)

      The ALLERGAN, INC. SUPPLEMENTAL RETIREMENT INCOME PLAN (the "Plan") is hereby amended as follows:

1.    Section 3.5 of the Plan is amended as follows:

            3.5 Claims Procedures. If a person is required by the Committee to submit an application for benefits under Section 3.4 or if a Participant or his or her beneficiary believes that he or she is being denied any rights or benefits under the Plan, the Participant, beneficiary, or in either case, his or her authorized representative (the "Claimant") shall follow the administrative procedures for filing a claim for benefits as set forth in this Section. An application for benefits or a claim for benefits shall be in writing and shall be reviewed by the Committee or a claims official designated by the Committee. The Committee or claims official shall review a claim for benefits in accordance with the procedures established by the Committee subject to the following administrative procedures set forth in this Section.

                  (a) The Committee shall furnish the Claimant with written or electronic notice of the decision rendered with respect to a claim for benefits within 90 days following receipt by the Committee (or its delegate) of the claim unless the Committee determines that special circumstances require an extension of time for processing the claim. In the event an extension is necessary, written or electronic notice of the extension shall be furnished to the Claimant prior to the expiration of the initial 90 day period. The notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision is expected to be rendered. In no event shall the period of the extension exceed 90 days from the end of the initial 90 day period.

                  (b) In the case of a denial of the Claimant's claim, the
            written or electronic notice of such denial shall set forth (i) the specific reasons for the denial, (ii) references to the Plan provisions upon which the denial is based, (iii) a description of any additional information or material necessary for perfection of the claim (together with an explanation why such material or information is necessary), and (iv) an explanation of the Plan's appeals procedures.
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                  (c) In the case of a denial of a claim, a Claimant who wishes to appeal the decision shall follow the administrative procedures for an appeal as set forth in Section 3.6 below.

      2. The Section 3.6 is amended as follows:

            3.6 Appeals Procedures. A Claimant who wishes to appeal the denial of his or her claim for benefits shall follow the administrative procedures for an appeal as set forth in this Section and shall exhaust such administrative procedures prior to seeking any other form of relief. Appeals shall be reviewed in accordance with the procedures established by the Committee subject to the following administrative procedures set forth in this Section.

                  (a) In order to appeal a decision rendered with respect to his or her claim for benefits, a Claimant must file an appeal with the Committee in writing within 60 days following his or her receipt of the notice of denial with respect to the claim.

                  (b) The Claimant's appeal may include written comments,
            documents, records and other information relating to his or her claim. The Claimant may review all pertinent documents and, upon request, shall have reasonable access to or be provided free of charge, copies of all documents, records, and other information relevant to his or her claim.

                  (c) The Committee shall provide a full and fair review of the appeal and shall take into account all claim related comments, documents, records, and other information submitted by the Claimant without regard to whether such information was submitted or considered under the initial determination or review of the initial determination. Where appropriate, the Committee will overturn a notice of denial if it determines that an error was made in the interpretation of the controlling plan documents or if the Committee determines that an existing interpretation of the controlling plan documents should be changed on a prospective basis. In the event the Claimant is a subordinate, as determined by the Committee, to an individual conducting the review, such individual shall recuse himself or herself from the review of the appeal.

                  (d) The Committee shall furnish the Claimant with written or electronic notice of the decision rendered with respect to an appeal within 60 days following receipt by the Committee of the appeal unless the Committee determines that special circumstances require an extension of time for processing the appeal. In the event an extension is necessary, written or electronic notice of the extension shall be furnished to the Claimant prior to the expiration of the initial 60 day period. The notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision is expected to be rendered. In no event


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            shall the period of the extension exceed 60 days from the end of the initial 60 day period.

                  (e) In the case of a denial of an appeal, the written or
            electronic notice of such denial shall set forth (i) the specific reasons for the denial, (ii) references to the Plan provisions upon which the denial is based, and (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relating to his or her claim for benefits.

      IN WITNESS WHEREOF, Allergan, Inc. hereby executes this Fourth Amendment to the Allergan, Inc. Supplemental Retirement Income Plan on this 18th day of December, 2002.

ALLERGAN, INC.


By: /s/ Douglas Ingram
    -------------------------------------------------------
    Douglas Ingram
    Corporate Vice President, General Counsel and Secretary


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